                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------


                                   FORM 8-K/A

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) December 16, 1999

                           JENKON INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         DELAWARE                       000-24637                 91-1890338
-------------------------------  ------------------------      -------------
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
      incorporation)                                         Identification No.)

                        7600 N.E. 41ST STREET, SUITE 350
                           VANCOUVER, WASHINGTON 98662
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (360) 256-4400

This Form 8-K/A amends the Form 8-K filed on December 30, 1999 by Jenkon International, Inc., a Delaware corporation. The purpose of this amendment to Form 8-K is to provide financial statements and the pro forma financial information required by Item 7 of Form 8-K resulting from the Registrant's acquisition of Multimedia KID - Intelligence in Education, Ltd., an Israeli corporation, which is accounted for as a reverse acquisition.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Statements of Business Acquired

               -- Audited Financial Statements of Multimedia KID - Intelligence in Education Ltd., (an Israeli Corporation), years ended December 31, 1998 and 1997.

               -- Unaudited Financial Statements of Jenkon International, Inc. and subsidiaries year ended December 31, 1999.

          (b)  Pro Forma Financial Information

               Pro Forma Condensed Financial Statements of Jenkon International, Inc. and Subsidiaries

               -- Introduction of Pro Forma Combined Condensed Statement of Operations (Unaudited)

               -- Pro Forma Combined Condensed Statements of Operations (Unaudited) -- year ended June 30, 1999 and six months ended December 31, 1999

               --  Notes to Pro Forma Combined Statements of Operations
                   (Unaudited)

                                            MULTIMEDIA KID -
                              INTELLIGENCE IN EDUCATION LTD.

                                    (AN ISRAELI CORPORATION)




                                                       FINANCIAL STATEMENTS
                                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                 MULTIMEDIA KID-
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)


                                    CONTENTS

      INDEPENDENT AUDITORS REPORT                                           3


      FINANCIAL STATEMENTS:

          Balance sheets                                                  4-5

          Statements of operations                                          6

          Statements of changes in shareholder's equity                     7

          Statements of cash flows                                          8

      NOTES TO FINANCIAL STATEMENTS                                      9-24

                      THE AMOUNTS ARE STATED IN U.S. DOLLARS ($)

                           INDEPENDENT AUDITORS REPORT

To the Shareholders of
Multimedia KID - Intelligence in Education Ltd.

We have audited the balance sheets of Multimedia KID - Intelligence in Education Ltd. (the "Company") as of December 31, 1998 and 1997 and the related statements of operations, changes in shareholder's equity and cash flows for each of the years ended on those dates. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed by the Israeli Auditors (Mode of Performance) Regulations, 1973, which do not differ in any significant respect from generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, either due to error or to intentional misrepresentation. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company's Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a fair basis for our opinion.

The aforementioned financial statements have been prepared in U.S. dollars (see
Note 1a(3)). Condensed nominal Israeli currency data which served as the basis for the preparation of the financial statements, are presented in Note 12.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997 and the results of its operations, changes in its shareholders' equity and its cash flows for each of the years then ended on those dates, in conformity with generally accepted accounting principles in Israel.

Pursuant to section 211 of the Companies Ordinance (New Version), 1983, we state that we have obtained all the information and explanations which we have required and our opinion on the above mentioned financial statements is given according to the best of our information and the explanations received by us and as shown by the books of the Company.

Without qualifying our opinion, we draw attention to transactions with a company under common control, which are described in Note 1a(2) and specifically to the Company's obligation to pay that company an amount of approximately $1.1 million. Due to the working capital deficiency of the Company (approximately $1.2 million at December 31, 1998), the Company has extended the due date for payment of such amount from December 31, 1998 to December 31, 1999 and its ability to pay the amount stated above by that date depends on raising sufficient funds from operations or from external sources.

Tel-Aviv, Israel                                      Moshe Harpaz
February 6, 2000                             Certified Public Accountant(Isr.)

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                                 BALANCE SHEETS


                                                                        DECEMBER 31,
                                                                    1998            1997
                                                                -------------   -------------
                                                                        U.S. dollars
-----------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS

   Cash and cash equivalents                                           4,992             418
   Accounts receivable:
     Trade (Note 9a)                                                 295,315          36,861
     Other (Note 9a)                                                  68,725          47,266
   Inventories (Note 9b)                                             534,939         180,453
-----------------------------------------------------------------------------------------------

Total current assets                                                 903,971         264,998
-----------------------------------------------------------------------------------------------


ACTION KID INSTALLATION (Note 6c)                                          -         110,209


LONG-TERM RECEIVABLE, net of current maturities (Note 9c)            231,558               -


FIXED ASSETS (Note 3):
   Cost                                                              263,693          96,725
   Less - accumulated depreciation                                    54,745          16,502
-----------------------------------------------------------------------------------------------

                                                                     208,948          80,223
-----------------------------------------------------------------------------------------------

                                                                   1,344,477         455,430
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------


         /s/ P. Goldenberg
         Managing Director

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                                 BALANCE SHEETS

                                                                                                    DECEMBER 31,
                                                                                                1998            1997
                                                                                            -------------   -------------
                                                                                                    U.S. DOLLARS
---------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Short-term credit from banks and current maturities of long-term
     Liability (Note 9d)                                                                         438,863         293,013
   Accounts payable and accruals:
     Trade                                                                                       250,692         165,382
     Other (Note 1)                                                                              180,872         159,247
   Unearned income (Note 6b(1))                                                                        -         195,413
   Amount due to PMD - a company under common control - Net
     (Note 1a(2))                                                                              1,237,209       1,567,697
---------------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                                      2,107,636       2,380,752

LONG-TERM LIABILITIES
   Net of current maturities (Note 4)                                                             29,288          20,396

ACCRUED SEVERANCE PAY (Note 5)                                                                   142,788          56,602

COMMITMENT (Notes 6)
---------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                              2,279,712       2,457,750

CAPITAL DEFICIENCY:
   Share capital and additional paid-in capital - Ordinary shares of NIS 1 par value authorized: December 31, 1998 and 1997 - 23,000 shares; issued and outstanding:
   December 31, 1998 - 2,000 shares;
   December 31, 1997 - 1,000 shares (Note 11)                                                    495,454             318
   Receipts on account of shares (Note 11)                                                     1,000,000               -
   Rights in products acquired from a company under common control
     (Note 1a(2))                                                                             (1,750,000)     (1,750,000)
   Accumulated deficit                                                                          (680,689)       (252,638)
---------------------------------------------------------------------------------------------------------------------------
Total capital deficiency                                                                        (935,235)     (2,002,320)
---------------------------------------------------------------------------------------------------------------------------
                                                                                               1,344,477         455,430
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                MULTIMEDIA KID -

                         INTELLIGENCE IN EDUCATION LTD.

                            (AN ISRAELI CORPORATION)

                            STATEMENTS OF OPERATIONS



YEARS ENDED DECEMBER 31,                                                               1998                  1997
--------------------------------------------------------------------------------------------------------------------
                                                                             U.S. Dollars           U.S. Dollars
REVENUES FROM SALES OF PRODUCTS, SERVICES AND MARKETING RIGHTS
(Note 10a)                                                                        1,499,082               714,031

COST OF REVENUES (Note 10b)                                                         709,794               278,761
--------------------------------------------------------------------------------------------------------------------

                                                                                    789,288               435,270

RESEARCH AND DEVELOPMENT EXPENSES (Note 1g)                                         697,611               223,486

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (Note 10c)                             501,310               237,742
--------------------------------------------------------------------------------------------------------------------

OPERATING LOSS                                                                     (409,633)              (25,958)

FINANCIAL EXPENSES, net (Note 10d)                                                   18,418                24,190
--------------------------------------------------------------------------------------------------------------------

LOSS FOR THE YEAR                                                                  (428,051)              (50,148)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY


                                                                               RIGHTS IN
                                                 SHARE                          PRODUCTS
                                                CAPITAL                       ACQUIRED FROM
                                                  AND                           A COMPANY
                               NUMBER OF       ADDITIONAL     RECEIPT ON          UNDER
                                ORDINARY        PAID-IN       ACCOUNT OF         COMMON          ACCUMULATED
                                 SHARES         CAPITAL         SHARES           CONTROL           DEFICIT          TOTAL
-------------------------------------------------------------------------------------------------------------------------------
                                                                       U.S. DOLLARS
                              -------------------------------------------------------------------------------------------------
Balance, January 1, 1997             1,000            318                -       (1,750,000)        (202,490)     (1,952,172)

Changes during 1997 - loss               -              -                -                -          (50,148)        (50,148)
-------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1997           1,000            318                -       (1,750,000)        (252,638)     (2,002,320)

Changes during 1998:

   Issuance of share
     capital                         1,000        495,136                -                -                -         495,136
   Receipts on account of
     shares                              -              -        1,000,000                -                -       1,000,000
   Loss                                  -              -                -                -          (428,051)      (428,051)
-------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1998           2,000        495,454        1,000,000       (1,750,000)         (680,689)      (935,235)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                            STATEMENTS OF CASH FLOWS


YEARS ENDED DECEMBER 31,                                                           1998                  1997
--------------------------------------------------------------------------------------------------------------------
                                                                               U.S. DOLLARS          U.S. Dollars
CASH FLOWS FROM OPERATING ACTIVITIES:
   Loss for the year                                                               (428,051)              (50,148)
   Adjustments to reconcile loss to net cash
     provided by or used in operating activities:
     Income and expenses not involving cash flows:
       Depreciation and amortization                                                 38,243                13,233
       Liability for employee rights upon retirement - net                           86,186                 8,003
       Linkage differences on long-term loans and other
         long-term liabilities                                                       (2,124)                  -
   Changes in operating asset and liability items:
     Increase in accounts receivables:
       Trade                                                                       (490,012)              (11,610)
       Other                                                                        (21,459)               (6,109)
     Increase (decrease) in accounts payable and accruals:
       Trade                                                                         85,310                13,386
       Other                                                                       (193,579)               62,145
     Increase in inventories                                                       (224,486)             (205,420)
--------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                            (1,149,972)             (176,520)
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                                                        (166,968)              (70,281)
--------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities                                              (166,968)              (70,281)
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of share capital                                                        495,136                     -
   Receipts on account of shares and other paid-in capital                        1,000,000                     -
   Increase in short-term credit from banks and current
     maturities of long-term liabilities                                            142,689               171,552
   Debt (repayment) to a company under common control                              (330,488)               51,736
   Long-term loans received and long-term liability
     under capital lease undertaken                                                  19,470                20,396
   Discharge of long-term loan and other long-term liabilities                       (5,293)                    -
--------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                         1,321,514               243,684

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  4,574                (3,117)

BALANCE OF CASH AND CASH EQUIVALENTS, at beginning of year                              418                 3,535
--------------------------------------------------------------------------------------------------------------------
BALANCE OF CASH AND CASH EQUIVALENTS, at end of year                                  4,992                   418
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

          The significant accounting policies, applied on a consistent basis, are as follows:

     a.   GENERAL:

          1)   NATURE OF OPERATIONS

               Multimedia KID - Intelligence in Education Ltd. (the "Company") was incorporated in January 1996 and commenced operations on February 1, 1996. The Company develops and markets interactive learning systems which use computers in a multimedia environment, as well as developing educational software on behalf of others.

          2)   TRANSACTIONS WITH PMD

               Pursuant to an agreement dated January 21, 1996, the Company was granted a right of first refusal to buy all the rights ("the rights") to an interactive learning system named "Multimedia KID" and of the cognitive application named "Action KID" from P.M.D. Technological and Educational Systems (1992) Ltd. ("PMD") at that time a company under common control, for a total amount of $1,750,000 ("the purchase price"). In accordance with applicable accounting standards, this amount was carried to shareholders' equity, as a separate item.

               On April 2, 1998, the Company and PMD agreed to transfer the ownership in the above rights to the Company. The parties further agreed that the remaining balance of the purchase price at April 2, 1998 and at December 31, 1997, amounting to $1,433,000, would be fully paid no later than December 31, 1999. The amount was paid in full in January 2000.

               In 1996, the majority of PMD's employees were transferred to the Company. As of the date of transfer, the Company received an amount of approximately $47,000 from PMD to compensate the Company for the severance pay liability, which accrued in respect of those employees through that date.

               On March 9, 1998, the Company acquired PMD's tangible assets and inventory for $100,000. Moreover, PMD undertook to transfer all orders and payments it receives to the Company.

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          3)   FUNCTIONAL CURRENCY

               The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar ("dollar" or "$").

               Most of the Company's revenues are derived in Israeli currency linked to the dollar or in dollars. Most of the components of the products that the Company develops and markets are purchased in Israeli currency linked to the dollar or in dollars. To the extent that the Company's revenues are derived, and expenses are incurred, in Israeli currency linked to the dollar, contract amounts are stated in dollars and settled in Israeli currency linked to the changes in the exchange rate between the dollar and Israeli currency. Thus, the functional currency of the Company is the dollar.

               Transactions and balances originally denominated in dollars or linked thereto are presented at their original amounts. Balances in non-dollar currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. For non-dollar transactions and other items (stated below) reflected in the statements of operations, the following exchange rates are used: (i) for transactions - exchange rates at transaction dates or average rates and (ii) for other items (derived from non-monetary balance sheet items such as depreciation and changes in inventories) - historical exchange rates. The resulting currency transaction gains or losses are carried to financial income or expenses, as appropriate.

          4)   ACCOUNTING PRINCIPLES

               The financial statements are prepared in accordance with generally accepted accounting principles ("GAAP") in Israel.

          5)   USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

               The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     b.   CASH EQUIVALENTS:

          The Company considers all highly liquid investments, purchased with a maturity of three months or less, to be cash equivalents.

     c.   INVENTORIES:

          Inventories are valued at the lower cost or market value. Cost is determined by the "first-in, first out" method.

     d.   FIXED ASSETS

          These assets are stated at cost and are depreciated by the straight-line method, on the basis of their estimated useful life.

          Annual rates of depreciation are as follows:


                                                                                  %
                                                                              ---------
                  Computer equipment                                             25-33
                  Office furniture and equipment                                  6-20
                  Machinery                                                      10-15
                  Vehicle                                                           15


          Leasehold improvements are amortized by the straight-line method over the term of the lease, which is shorter than the estimated useful life of the improvements.

     e.   DEFERRED INCOME TAXES

          Deferred taxes are computed in respect of differences between the amounts presented in these financial statements and those taken into account for tax purposes.

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     f.   RECOGNITION OF REVENUES

          Revenues from the sales of Multimedia KID and other products are generally recognized upon shipment. Revenues from sale of Action KID systems are recognized upon acceptance by the customer.

          Service revenue is recognized ratably over the contractual period or as services are performed.

     g.   RESEARCH AND DEVELOPMENT EXPENSES

          Research and development expenses include the direct expenses and cost of those employees identified by management as research and development employees. The 1997 figures have been reclassified to conform to the 1998 presentation (in the 1997 financial statements, research and development expenses were included under "cost of revenues and research and development expenses").

     h. DATA REGARDING THE EXCHANGE RATE AND THE ISRAELI CONSUMER PRICE INDEX ("CPI")



                                                                    EXCHANGE RATE OF ONE
                                                                       U.S. DOLLAR CPI*
                     ------------------------------------------------------------------------------
                     At December 31:
                         1998                                        NIS 4.16       166.3 points
                         1997                                        NIS 3.54       159.1 points

                     Increase during:
                         Year ended December 31, 1998                   17.6%               8.6%
                         Year ended December 31, 1997                    8.8%               7.0%

                     *Based on the index for the month ending on each balance sheet date, on the basis of 1993 average = 100.

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     i.   UNCERTAINTY DUE TO THE YEAR 2000 ("Y2K") ISSUE

          The Y2K issue arises because many computerized systems use two (2) digits, rather than four (4), to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Y2K issue may be experienced before, on, or after January 1, 2000, and, if not addressed, the impact on operation and financial reporting may range from minor errors to significant systems failure, which could affect the company's ability to conduct normal business operations.

          It is not possible to be certain that all aspects of the Y2K issue affecting the entity, including those related to the efforts of customers, suppliers or other third parties, will be fully resolved.

NOTE 2 - U.S. GAAP

     The aforementioned financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1998 and 1997 and the results of their operations, shareholders' equity and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with accounting principles generally accepted in Israel. Such Israeli accounting principles, as applicable to these financial statements, are in all material respects, substantially identical to accounting principles generally accepted in the United States.

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 3 - FIXED ASSETS

Composition of assets, grouped by major classifications, is as follows:



                                                                  COST                 ACCUMULATED DEPRECIATION
                                                         ------------------------     -------------------------
                                                              DECEMBER 31,                DECEMBER 31,
                                                         ------------------------     ----------------------
                                                           1998           1997          1998         1997
                                                         ---------       --------     ---------     --------
                                                                                  U.S. $
                                                         ------------------------------------------------------
                                  Computer equipment      144,319         54,600        42,281       13,796
                                  Office furniture &
                                    equipment              51,436          7,909         3,530          601
                                  Machinery                16,917          6,170         2,025          494
                                  Vehicle*                 51,021         28,046         6,909        1,661
                                  ----------------------------------------------------------------------------

                                                          263,693         96,725        54,745       16,502
                                  ----------------------------------------------------------------------------
                                  ----------------------------------------------------------------------------


*One of the vehicles is leased by the Company under a capital lease and presented as a Company asset, at the regular purchase price (not including the financial component). The vehicle is pledged to secure the Company's liability under the lease (see Note 4).

NOTE 4 - LONG-TERM LOAN LIABILITIES

     a.   Classified by currency of repayment, linkage terms and interest rates:


                                                                                 DECEMBER 31,
                                                                              ---------------------
                                                         INTEREST RATES          1998        1997
                                                               %              ---------   ---------
                                                                                  AMOUNT U.S. $
                                                         ----------------    ---------------------
                                  In Israeli currency
                                    Linked to the dollar      9.6            18,821           -
                                    Linked to the CPI*        6.35           19,319      26,087
                                  -------------------------------------------------------------

                                                                             38,140      26,087
                                  Less - current maturities                   8,852       5,691
                                  -------------------------------------------------------------
                                                                             29,288      20,396
                                  -------------------------------------------------------------
                                  -------------------------------------------------------------

*A loan received to finance a capital lease on a vehicle, as described in Note 3.

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 4 - LONG-TERM LOAN LIABILITIES (CONTINUED)

     b. The long-term portion of the liabilities matures in the following years after the balance sheet dates:


                                                                           DECEMBER 31,
                                                                        ---------------------
                                                                          1998        1997
                                                                        ---------   ---------
                                                                                U.S. $
                                                                        ---------------------
                                  Second year                              9,178       5,691
                                  Third year                               9,529       5,691
                                  Fourth year                              7,336       5,691
                                  Fifth year                               3,245       3,323
                                  -------------------------------------------------------------
                                                                          29,288      20,396
                                  -------------------------------------------------------------
                                  -------------------------------------------------------------


NOTE 5 - ACCRUED SEVERANCE PAY

     a. Israeli law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. The Company's severance pay liability to its employees, based upon the number of years of service and the latest monthly salary, is partly covered by insurance policies for senior employees and the balance - by the balance sheet accrual. Under labor agreements, these insurance policies are subject to certain limitations, the property of the employees and, therefore, they are not reflected in these financial statements.

     b. The severance pay expense was $117,848 and $17,100 in the years ended December 31, 1998 and 1997, respectively.

NOTE 6 - COMMITMENTS

     a.   RENTAL AGREEMENTS

          The Company entered into rental agreements with respect to the premises it occupies, which are renewed annually. Under these agreements, the Company pays annual rental fees of approximately $47,000. To guarantee its rent liability, the Company has given the lessors promissory notes in a total amount of approximately $48,000, which are also personally guaranteed by the major shareholder.

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 6 - COMMITMENTS (CONTINUED)

     b.   AGREEMENTS RELATING TO COMPANY PRODUCTS:

          1) Pursuant to an agreement dated February 8, 1996, the Company is obligated to pay royalties to a third party of up to 10% of its sales of the software component of the product to the third party.

          2)   Agreements relating to the Action KID system:

               (a) Pursuant to an agreement dated January 5, 1997, the buyer is entitled to royalties in respect of sales of other Action KID systems in Brazil at rates decreasing from 9% to 6%. In addition, the buyer is entitled to royalties of 4% in respect of systems sold in other countries.

               (b) According to an agreement signed on May 28, 1998, the purchaser would act as the Company's sole agent for the sale of Action KID system for one year from the signing of the agreement, in consideration of 7% of sales turnover.

     c.   ACTION KID INSTALLATION

          In November 1997, the Company entered into a joint venture agreement to establish a learning center in Israel based on the Action KID system. The joint venture set up an Action KID Center in Petach Tikvah.

          In 1998, the Company and the other co-venturer reached an oral agreement (which has not yet been put into writing) to dissolve the joint venture. This agreement stipulates that the Petach Tikvah Action KID Center would remain in the Company's possession. The amount paid by the other party to the joint venture on account of its share in the joint venture, approximately $20,000, would be treated as a down payment on account of future acquisitions by the other co-ventuer from the Company and is accordingly included in "accounts payable - other."

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 7 - TAXES ON INCOME

     a. Measurement of results for tax purposes under the Income Tax (Inflationary Adjustments) Law, 1985 (the "Inflationary Adjustments Law")

          Under this law, results for tax purposes are measured in real terms, in accordance with the changes in the Israeli CPI. The Company is taxed under this law. These financial statements are presented in dollars. The difference between the changes in the Israeli CPI and the exchange rate of the dollar, both on an annual and a cumulative basis, causes a difference between taxable income and income reflected in these financial statements.

     b.   TAX RATES

          Income is taxed at the regular rate of 36%.

     c.   TAX ASSESSMENTS

          The Company has not been assessed since incorporation.

NOTE 8 - LIABILITIES SECURED BY PLEDGES

As of December 31, 1998 and 1997, the balances of liabilities of the Company which are secured by pledges, are as follows:


                                                                             DECEMBER 31,
                                                                        ---------------------
                                                                          1998        1997
                                                                        ---------   ---------
                                                                                U.S. $
                                                                        ---------------------
                                  Short-term bank credit                 430,011     287,322
                                  Long-term liability
                                    under capital lease                   38,140      26,087
                                  -------------------------------------------------------------

                                                                         468,151     313,409
                                  -------------------------------------------------------------
                                  -------------------------------------------------------------

Short-term bank credit is secured by floating charges on the Company's assets and rights and other assets, share capital, goodwill, cash notes and other securities held by a bank and by fixed charges on a distribution agreement and the monies receivable thereunder.

The dollar-linked long-term liability (see Note 4) is secured by floating charges on the Company's assets.

As to the charge on the leasehold vehicle, see Note 3.

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 - SUPPLEMENTARY BALANCE SHEET INFORMATION

                                                                             DECEMBER 31,
                                                                        ---------------------
                                                                          1998        1997
                                                                        ---------   ---------
                                                                                U.S. $
                                                                        ---------------------
                                   a.  Accounts receivable:
                                        1) Trade:
                                           a) Composed as follows:
                                              Open accounts              191,926      36,861
                                              Checks receivable          103,389           -
                                  -------------------------------------------------------------
                                                                         295,315      36,861
                                  -------------------------------------------------------------
                                  -------------------------------------------------------------
                                           b) The item includes:
                                              Current maturities of
                                               Long-term receivable       56,370           -
                                  -------------------------------------------------------------
                                  -------------------------------------------------------------
                                        2) Other:
                                           Israeli government

                                             Departments and agencies     16,529       3,354
                                             Prepaid expenses              1,750       7,896
                                             Sundry                       50,446      36,016
                                  -------------------------------------------------------------

                                                                          68,725      47,266
                                  -------------------------------------------------------------
                                  -------------------------------------------------------------
                                  b.  Inventories:

                                        Raw materials and supplies      *404,939     120,453
                                        Finished products                130,000      60,000
                                  -------------------------------------------------------------

                                                                         534,939     180,453
                                  -------------------------------------------------------------
                                  -------------------------------------------------------------

         *Includes new versions of electronic components US$90,055
                                                                              18

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 9 - SUPPLEMENTARY BALANCE SHEET INFORMATION (CONTINUED)

     c.   LONG-TERM RECEIVABLES:

          1) On December 3, 1998, the Company signed an agreement for the sale of an Action KID system for $380,000, of which $30,000 was received through December 31, 1998.

               The balance due as of December 31, 1998, does not bear interest and is presented under "long-term receivables" at the present value of payments due through March 31, 2002, as follows:


                                                                                                       U.S. $
                                  --------------------------------------------------------------------------------
                                  Nominal balance due                                                   350,000

                                  Less - unamortized discount based on imputed interest
                                    rate of 8.75%                                                       (62,072)
                                  --------------------------------------------------------------------------------

                                                                                                        287,928
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------

          2) This balance is collectible in the following years after December 31, 1998:

                                                                                                       U.S. $
                                  --------------------------------------------------------------------------------
                                  First year                                                             56,370
                                  --------------------------------------------------------------------------------
                                  Second year                                                            51,824
                                  Third year                                                            111,190
                                  Fourth year                                                            68,544
                                  --------------------------------------------------------------------------------

                                                                                                        231,558
                                  --------------------------------------------------------------------------------

                                                                                                        287,928
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 - SUPPLEMENTARY BALANCE SHEET INFORMATION (CONTINUED)

     d.   SHORT-TERM CREDIT FROM BANKS AND CURRENT MATURITIES OF LONG-TERM
          LIABILITIES:

                                                                                             DECEMBER 31,
                                                                                         1998           1997
                                                                                       ----------     ----------
                                                                                                U.S.$
                                  --------------------------------------------------------------------------------
                                  Short-term credit:
                                      From banks*                                        430,011        287,322
                                      Current maturities of long-term liabilities          8,852          5,691
                                  --------------------------------------------------------------------------------

                                                                                         438,863        293,013
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------



          *In NIS - unlinked, bearing average annual interest at the rate of 16-18%

     e.   ACCOUNTS PAYABLE AND ACCRUALS - OTHER


                                                                                             DECEMBER 31,
                                                                                       -------------------------
                                                                                         1998           1997
                                                                                       ----------     ----------
                                                                                                U.S.$
                                  --------------------------------------------------------------------------------
                                  Payroll and related expenses                           117,638         68,871
                                  Accruals                                                25,980         64,746
                                  Customer advances and other                             37,254         35,630
                                  --------------------------------------------------------------------------------

                                                                                         180,872        159,247
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 10 - SELECTED STATEMENT OF OPERATIONS

     a.   REVENUES FROM SALES OF PRODUCTS, SERVICE AND MARKETING RIGHTS


                                                                                              YEAR ENDED
                                                                                             DECEMBER 31,
                                                                                       -------------------------
                                                                                         1998           1997
                                                                                       ----------     ----------
                                                                                                U.S.$
                                  --------------------------------------------------------------------------------
                                  1.)   Revenues from principle customers -
                                        revenues from single customers each of
                                        which exceeds 10% of revenues in the
                                        relevant year:

                                      Customer A                                         746,936        278,306
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------
                                      Customer B                                               -         65,406
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------
                                      Customer C                                               -         92,500
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------
                                      Customer D                                         260,000       *133,717
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------
                                      Customer E                                         315,722              -
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------

                                   *Including sales of marketing rights, in
                                       an amount of  $100,000, see Note 6b(2).

                                   2.) Revenues for the year ended December 31, 1997 include $40,563, for services rendered to PMD.

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 10 - SELECTED STATEMENT OF OPERATIONS (CONTINUED)

          b.   COST OF REVENUES

                                                                                              YEAR ENDED
                                                                                             DECEMBER 31,
                                                                                       -------------------------
                                                                                         1998           1997
                                                                                       ----------     ----------
                                                                                                U.S.$
                                  --------------------------------------------------------------------------------
                                  Purchases of raw materials and other supplies          456,978        322,242
                                  Salaries                                                94,830         82,694
                                  Depreciation                                            33,347         11,460
                                  Other                                                   64,639         52,365
                                  Changes in inventory of finished products              (70,000)       (60,000)
                                  --------------------------------------------------------------------------------

                                                                                         579,794        408,761

                                  Action KID installation, see Note 6c                   130,000       (130,000)
                                  --------------------------------------------------------------------------------

                                                                                         709,794        278,761
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------

     c.   SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

                                  Selling                                                135,796        163,974
                                  General and administrative                             365,514         73,768
                                  --------------------------------------------------------------------------------

                                                                                         501,310        237,742
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------

     d.   FINANCIAL EXPENSES - NET

                                                                                              YEAR ENDED
                                                                                             DECEMBER 31,
                                                                                         1998           1997
                                                                                       ----------     ----------
                                                                                                U.S.$
                                  --------------------------------------------------------------------------------
                                  Income:
                                      Interest of bank deposits                            1,022             22
                                      Exchange differences - net                          13,817         27,332
                                  --------------------------------------------------------------------------------
                                                                                          14,839         27,354
                                  --------------------------------------------------------------------------------
                                  Expenses:
                                      Interest                                           (30,250)       (48,203)
                                      Other                                               (3,007)        (3,341)
                                  --------------------------------------------------------------------------------
                                                                                         (33,257)       (51,544)
                                  --------------------------------------------------------------------------------
                                                                                         (18,418)       (24,190)
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------

                                                                              22

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - SUBSEQUENT EVENTS

     a. After December 31, 1998, the Company issued 2,000 Ordinary Shares of NIS 1 par value at approximately $1,100 per share. An amount of $1,000,000 was received through December 31, 1998 as payment on account of those shares. In 1999, a further amount of $850,000 was received on account of those shares.

     b. Subsequent to December 31, 1998, the Company paid PMD approximately $470,000 on account of the rights to PMD products (see Note 1a(2)).

NOTE 12 - NOMINAL ISRAELI CURRENCY DATA

     a.   BALANCE SHEET DATA:

                                                                                            NOMINAL NIS
                                                                                     ---------------------------
                                                                                            DECEMBER 31,
                                                                                     ---------------------------
                                                                                        1998           1997
                                  --------------------------------------------------------------------------------
                                  ASSETS

                                  Current assets                                       1,533,761        295,065
                                  Inventories                                          2,051,217        628,283
                                  Action KID installation                                      -        385,000
                                  Long-term receivable, net of current maturities        963,281              -
                                  Fixed assets                                           777,301        275,929
                                  --------------------------------------------------------------------------------

                                                                                       5,325,560      1,585,277
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------
                                  LIABILITIES AND SHAREHOLDERS' EQUITY

                                  Current liabilities                                  8,749,913      8,334,126
                                  --------------------------------------------------------------------------------
                                  Long-term liabilities                                  121,841         72,059
                                  --------------------------------------------------------------------------------
                                  Accrued severance pay                                  594,000        186,000
                                  --------------------------------------------------------------------------------
                                  Capital deficiency:
                                     Share capital and premium on shares               1,773,260          1,000
                                     Receipts on account of shares                     3,666,310              -
                                     Rights to products acquired from a company
                                        under common control                          (6,083,028)    (6,083,028)
                                     Accumulated deficit                              (3,496,736)      (924,880)
                                  --------------------------------------------------------------------------------
                                  Total capital deficiency                            (4,140,194)    (7,006,908)
                                  --------------------------------------------------------------------------------
                                                                                       5,325,560      1,585,277
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------

                                MULTIMEDIA KID -
                         INTELLIGENCE IN EDUCATION LTD.
                            (AN ISRAELI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 12 - NOMINAL ISRAELI CURRENCY DATA (CONTINUED)

     b.   STATEMENT OF OPERATIONS:

                                                                                            NOMINAL NIS
                                                                                     ---------------------------
                                                                                            DECEMBER 31,
                                                                                     ---------------------------
                                                                                        1998           1997
                                  --------------------------------------------------------------------------------
                                  Revenues from sales of products, services and
                                      marketing rights                                 5,676,005      2,427,056
                                  Cost of revenues                                     2,724,512        935,940
                                  --------------------------------------------------------------------------------

                                                                                       2,951,493      1,491,116

                                  Research and development expenses                    2,713,322        770,869
                                  Selling, general and administrative expenses         1,917,335        818,103
                                  --------------------------------------------------------------------------------

                                  Operating loss                                      (1,679,164)      (97,856)

                                  Financial expenses - net                               892,692        230,648
                                  --------------------------------------------------------------------------------

                                  Loss for the year                                   (2,571,856)      (328,504)
                                  --------------------------------------------------------------------------------
                                  --------------------------------------------------------------------------------



     c.   STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY:

                                                                               RIGHTS IN
                                                  SHARE                         PRODUCTS
                                                CAPITAL                     ACQUIRED FROM
                                                  AND                         A COMPANY
                               NUMBER OF      ADDITIONAL     RECEIPT ON         UNDER
                               ORDINARY         PAID-IN      ACCOUNT OF         COMMON        ACCUMULATED
                                SHARES          CAPITAL        SHARES          CONTROL          DEFICIT          TOTAL
-----------------------------------------------------------------------------------------------------------------------------
                                                                      NOMINAL NIS
                              -----------------------------------------------------------------------------------------------
BALANCE, January 1, 1997            1,000           1,000              -        (6,083,028)       (596,376)    (6,678,404)
Changes during 1997 - loss              -               -              -                 -        (328,504)      (328,504)
-----------------------------------------------------------------------------------------------------------------------------

BALANCE, December 31, 1997          1,000           1,000              -        (6,083,028)       (924,880)    (7,006,908)

Changes during 1998:
   Issuance of share capital        1,000       1,772,260              -                 -               -      1,772,260
   Receipts on account of
     shares                             -               -      3,666,310                 -               -      3,666,310
   Loss                                 -               -              -                 -      (2,571,856)    (2,571,856)
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1998          2,000       1,773,260      3,666,310        (6,083,028)     (3,496,736)    (4,140,194)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

                   JENKON INTERNATIONAL, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                                                           December 31, 1999
------------------------------------------------------------------------------------------------------------
                                                                                               (Unaudited)
ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                                                  $ 3,122,788
    Short-term investments                                                                         306,376
    Trade receivables                                                                            1,769,920
    Other receivables                                                                              356,143
    Inventory                                                                                      650,000
    Net assets of discontinued operations                                                          453,222
                                                                                               -----------
Total current assets                                                                             6,658,449

PROPERTY AND EQUIPMENT                                                                             242,849

OTHER ASSETS, net                                                                                  965,895
                                                                                               -----------
Total assets                                                                                   $ 7,867,193
                                                                                               ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Short-term bank credit and current maturities of long-term liability                       $   865,234
    Accounts payable                                                                               393,596
    Other accrued liabilities                                                                      109,400
    Convertible debt, net of original issue discount of $3,825,377                                 674,623
    Amount due to a company under common control                                                   677,072
                                                                                               -----------
Total current liabilities                                                                        2,719,925

Long-term liabilities
    Accrued severance payment                                                                      145,000
    Notes payable, net of current portion                                                        1,120,271
                                                                                               -----------
Total Liabilities                                                                                3,985,196

COMMITMENTS AND CONTINGENCIES

REDEEMABLE PREFERRED STOCK, SERIES B, par value $.001, 1,208,000 shares issued
     and outstanding, liquidation preference of $10 per share                                      833,809

REDEEMABLE PREFERRED STOCK, SERIES C, par value $.001, 1,208,000 shares issued
     and outstanding, liquidation preference of $10 per share                                      833,809

STOCKHOLDERS' EQUITY
    Common stock, par value $.001; 20,000,000 shares authorized; 5,633,398 shares issued,
    5,476,944 shares outstanding                                                                     5,633
    Additional paid-in-capital                                                                   5,888,687
    Stock subscriptions receivable                                                                  (8,500)
    Rights in products acquired from a company under Common control                             (1,750,000)
    Foreign currency translation                                                                   (13,119)
    Accumulated deficit                                                                         (1,568,322)
    Treasury stock, at cost, 156,454 shares                                                       (340,000)
                                                                                               -----------
Total stockholders' equity                                                                       2,214,379
                                                                                               -----------
Total liabilities, preferred stock and stockholders' equity                                    $ 7,867,193
                                                                                               ===========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.
                   JENKON INTERNATIONAL, INC. AND SUBSIDIARIES

                   JENKON INTERNATIONAL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31,                                                             1999              1998
--------------------------------------------------------------------------------------------------------------
                                                                                 (Unaudited)         (Audited)
NET SALES FROM PRODUCTS, SERVICES AND

    MARKETING RIGHTS                                                            $  2,014,581        $1,499,082

TOTAL COST OF REVENUES                                                               677,416           709,794
                                                                                  ----------        ----------
GROSS PROFIT                                                                       1,337,165           789,288

OPERATING EXPENSES
   Selling and marketing                                                             324,990           356,750
   Product research, development and enhancements                                    582,327           697,611
   General and administration                                                        178,576           144,560
   Acquisition expense                                                               344,713                --
   Goodwill amortization                                                              12,460                --
                                                                                  ----------        ----------
Total operating expenses                                                           1,443,066         1,198,921
                                                                                  ----------        ----------

LOSS FROM CONTINUING OPERATIONS                                                     (105,901)         (409,633)

OTHER EXPENSE
   Interest expense, net                                                            (683,609)          (18,418)
                                                                                  ----------        ----------
LOSS BEFORE INCOME TAX AND
     DISCONTINUED OPERATIONS                                                        (789,510)         (428,051)

PROVISION FOR INCOME TAX                                                                  --                --
                                                                                  ----------        ----------
LOSS BEFORE DISCONTINUED OPERATIONS                                                 (789,510)         (428,051)

LOSS FROM DISCONTINUED OPERATIONS,
     net of income taxes                                                             (98,123)               --
                                                                                  ----------        ----------
NET LOSS                                                                          $ (887,633)       $ (428,051)
                                                                                  ==========        ==========

BASIC AND DILUTED LOSS PER SHARE
   Loss before discontinued operations                                            $    (1.00)       $    (1.58)
   Discontinued operations                                                             (0.13)               --
                                                                                  ----------        ----------
NET LOSS PER SHARE                                                                $    (1.13)       $    (1.58)
                                                                                  ----------        ----------
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
   Basic and diluted                                                                 784,804           270,170
                                                                                  ==========        ==========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                   JENKON INTERNATIONAL, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS


YEARS ENDED DECEMBER 31,                                                                          1999                      1998
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               (Unaudited)               (Audited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                                   $  (887,633)              $  (428,051)
   Adjustments to reconcile net loss to net cash used in
     operating activities
     Depreciation and amortization                                                                 83,758                    38,243
     Amortization of original issue discount                                                      623,703                        --
     Change in net assets of discontinued operation                                               (50,533)                       --
     Loss from discontinued operations                                                             98,123                        --
     Decrease in other long-term liabilities                                                           --                    (2,124)
     Stock compensation and forgiveness of debt                                                   345,023                        --
     Increase in value of deposits                                                                 (4,763)                       --
     Increase (decrease) from changes in operating
       assets and liabilities:
       Receivables                                                                             (1,470,901)                 (511,471)
       Long-term receivables                                                                       48,120                        --
       Prepaid and other assets                                                                  (404,291)                       --
       Inventories                                                                               (115,061)                 (224,486)
       Accounts payable                                                                           142,904                  (108,269)
       Accrued severance                                                                            2,212                        --
       Other accrued liabilities                                                                  (71,472)                   86,186
                                                                                               ----------                ----------
Net cash used in operating activities                                                          (1,660,811)               (1,149,972)
                                                                                               ----------                ----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of property and equipment                                                            (104,899)                 (166,968)
   Cash acquired in purchase                                                                      129,154                        --
   Deposits                                                                                      (301,613)                       --
                                                                                               ----------                ----------
   Net cash used in investing activities                                                         (277,358)                 (166,968)
                                                                                               ----------                ----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Short-term credits received, net                                                               274,875                   142,689
   Loan payments                                                                                 (104,445)                   (5,293)
   Loan proceeds                                                                                1,346,924                    19,470
   Proceeds from sale of common stock                                                           1,060,304                 1,495,136
   Decrease in amount due to a company under common control                                      (560,137)                 (330,488)
   Proceeds from sale of convertible debt, net of costs                                         3,038,444                        --
                                                                                               ----------                ----------

Net cash provided by financing activities                                                       5,055,965                 1,321,514
                                                                                               ----------                ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                       3,117,796                     4,574

CASH AND CASH EQUIVALENTS, beginning of period                                                      4,992                       418
                                                                                               ----------                ----------
CASH AND CASH EQUIVALENTS, end of period                                                      $ 3,122,788               $     4,992
                                                                                              ===========               ===========


          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           Jenkon International, Inc.

            Consolidated Statement of Stockholders Equity (Unaudited)

                                                                                                Foreign
                                                               Additional       Stock          Currency
                                        Common Stock             Paid-in     Subscriptions    Translation
                                   Shares         Amount         Capital       Receivable      Adjustment
                                   ------         ------       ----------    -------------   -------------
Balance, January 1, 1998            156,279    $       156    $         5     $        --     $        --
   Sale of common stock             156,279            156      1,492,980              --              --
   Net loss                              --             --             --              --              --
                                  ---------    -----------    -----------     -----------     -----------

Balance, December 31, 1998          312,558            312      1,492,985              --              --
   Common stock issued              527,442            527           (527)             --              --
   Shares issued in                      --
   Reverse acquisition, net       4,532,255          4,689      4,186,030          (8,500)        (13,119)
   Cashless exercise of
       warrants                       6,605              7             (7)             --              --
   Exercise of stock options         97,784             98        210,206              --              --
   Net loss                              --             --             --              --              --
                                  ---------    -----------    -----------     -----------     -----------
Balance, December 31, 1999        5,476,644    $     5,633    $ 5,888,687     $    (8,500)    $   (13,119)
                                  =========    ===========    ===========     ===========     ===========

                                                 Rights in
                                                  Products
                                                Acquired from
                                                 a Company
                                                    Under
                                 Accumulated        Common            Treasury Stock
                                    Deficit        Control         Shares         Amount          Total
                                ------------   --------------   -----------    -----------     ------------
Balance, January 1, 1998        $  (252,638)    $(1,750,000)             --    $        --     $(2,002,477)
   Sale of common stock                  --              --              --             --       1,493,136
   Net loss                        (428,051)             --              --             --        (428,051)
                                ------------    ------------        -------    -  ---------    -----------
Balance, December 31, 1998         (680,689)     (1,750,000)             --             --        (937,392)
   Common stock issuance                 --              --              --             --
   Shares issued
   Reverse acquisition, net              --              --         156,454       (340,000)      3,829,100
   Cashless exercise of
       warrants                          --              --              --             --              --
   Exercise of stock options             --              --              --             --         210,304
   Net loss                        (887,633)             --              --             --        (887,633)
                                ------------    ------------        -------    -  ---------    -----------
Balance, December 31, 1999      $(1,568,322)    $(1,750,000)        156,454    $  (340,000)    $ 2,214,379
                                ============    ============        =======    ============    ===========

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                           Jenkon International, Inc.

             Notes to Consolidated Financial Statements (Unaudited)

1.   STATEMENT OF INFORMATION FURNISHED

     On December 16, 1999, Jenkon International, Inc. ("Jenkon") acquired all the outstanding common stock of Multimedia Kid Intelligence in Education Ltd. (an Israeli corporation) ("MMKid"). The acquisition has been accounted as a reverse acquisition. Accordingly, the historical financial statements prior to December 16, 1999 are those of MMKid and Jenkon's operations are included from December 16, 1999 through December 31, 1999.

     In the opinion of management the accompanying unaudited financial statements contain adjustments (including normal and recurring accruals) necessary to present fairly the financial position as of December 31, 1999 and the results of operations and cash flows for the year ended December 31, 1999. These results have been determined on the basis of generally accepted accounting principles and practices.

     Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. This should be read in conjunction with the Form 10QSB for the three and six month periods ended December 31, 1999 which was filed on February 22, 2000 and the accompanying audited financial statements of MMKid included in Item 7(a) of this Form 8-K/A.

     A transition Form 10-K for MMKid for the six months ended June 30, 1999 will be filed by March 15, 2000.

2.   BUSINESS AND REVENUE RECOGNITION

     MMKid develops educational systems for kindergartens, schools, special education, management training and enrichment centers. MMKid's computer-based systems combine interactive software, playful didactic aides and unique electronic interfaces. MMKid's products are used to create educational, three dimensional computerized environments that combine physical components such as wooden blocks, task cards, worksheets and books with computer-based technologies.

     MMKid derives revenue primarily from the sale of Multimedia K.I.D. interactive learning systems and Action K.I.D. systems (an interactive learning center for children which is comprised of a physical wooden playground-like structure with activity points that provide electronic feedback to children).

     Revenue from the sale of Multimedia K.I.D. systems is recognized at shipment. Revenue from the sale of Action K.I.D. systems are recognized when accepted by the customer.

3.   EARNINGS (LOSS) PER COMMON SHARE

     The Company computes loss per common share under SFAS No. 128, "Earnings Per Share," which requires presentation of basic and diluted earnings (loss) per share. Basic earnings (loss) per common share is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings (loss) per common share reflects the potential dilution that could occur if securities or other contracts, such as stock options, to issue Common Stock were exercised or converted into Common Stock. Common stock equivalents from options, convertible debt, and preferred stock of 29,053,382 have not been included in the computation of diluted loss per common share as the effect would be antidilutive.

     As a result of the December 16, 1999 reverse acquisition, Jenkon issued 840,000 shares of Common Stock in exchange for 5,375 shares of MMKid Common Stock. This has been treated as a stock split of 156.28 for 1 and is retroactively reflected for all periods presented.

4.   ACQUISITION AND DISCONTINUED OPERATIONS

     On December 16, 1999, Jenkon entered into a Stock Exchange Agreement and Plan of Reorganization (the "Agreement") with MMKid and the holders of all MMKid's capital stock, to purchase all the outstanding capital stock of MMKid in exchange for 840,000 shares of Common Stock, 1,208,000 shares of Series B Preferred Stock, and 1,208,000 shares of Series C Preferred Stock. The acquisition has been accounted for as a reverse acquisition and accordingly the outstanding stock of Jenkon at December 16, 1999 was valued at approximately $7,806,000. The Series B and Series C Preferred Stock will be convertible into an aggregate of 24,160,000 shares of Jenkon Common Stock and will have no voting or conversion rights unless and until the stockholders of Jenkon have approved the conversion rights of Series B and Series C Preferred Stock. Upon stockholder approval, (i) the Series B Preferred Stock will automatically convert into 12,080,000 shares of Common Stock, and (ii) the Series C Preferred Stock will have voting rights on an as-converted basis and will be convertible into an aggregate of 12,080,000 shares of Common Stock subsequent to December 16, 1999 at such time as the revenues of MMKid exceed $1,700,000 for any 12 month period. In the event the annual revenue target is not reached by December 31, 2001, all of the Series C Preferred Stock will be cancelled. Assuming all shares of Series B and Series C Preferred Stock are converted into Common Stock, the former stockholders of MMKid would hold approximately 73% of Jenkon's fully-diluted Common Stock after taking into account the Convertible promissory notes described in Note 5.

     In the event that Jenkon does not obtain stockholder approval of the grant of conversion rights to the Series B and Series C Preferred Stock prior to March 31, 2000 (or such later date as the holders the Series B and C Preferred Stock may agree), the shares of Series B and Series C Preferred Stock will be redeemable at the option of the holders thereof at a price of $10 per share for a total redemption price of $24,160,000.

     For accounting purposes, the acquisition has been treated as a reverse acquisition whereby MMKid acquired Jenkon. The assets and liabilities of Jenkon have been recorded at estimated fair market value on the date of acquisition using the purchase method of accounting. The combined consolidated financial statements represent MMKid on a historical basis with the results of operations of Jenkon for the period from December 16, 1999 through December 31, 1999. At December 16, 1999, the purchase price exceeded the estimated net assets by approximately $7,590,600, which has been recorded as goodwill. Subsequent to the acquisition, on February 14, 2000, Jenkon's Board of Directors approved the sale and plan of disposition of all its operating assets and liabilities associated with the software solutions for network marketing companies involved in the direct sales industry. In accordance with EITF 95-18, "Accounting and Reporting for a Discontinued Business Segment When the Measurement Date occurs after the Balance Sheet
Date but before the Issuance of Financial Statements", the discontinued operations have been reflected in the financial statements assuming the discontinued operations were recorded at the beginning of the period presented. The combined entity did not recognize a deferred tax benefit on the loss from discontinued operations due to a 100% valuation allowance provided on the deferred tax assets. The combined entity anticipates disposing of these operating assets and liabilities within one year of the measurement date. The loss on disposal is estimated to be $6,792,000, which represents net assets of $600,812, goodwill of $7,590,600, estimated operating losses subsequent to the discontinued operation measurement date of approximately $475,000 and accrued estimated run-off and other disposal costs of $75,000 less the expected purchase price of $850,000. In accordance with EITF 87-11, "Allocation of Purchase Price to Assets to Be Sold", the loss on disposal of $6,792,000 has been accounted for as an adjustment to the purchase price of MMKid and reduced goodwill recorded as a result of the reverse acquisition. The remaining goodwill of $798,600, after the purchase price adjustment, is being amortized over five years on a straight-line basis.

     The following table reflects unaudited pro forma combined results of operations of the combined entity on the basis that the acquisition had taken place at the beginning of each period presented:

                                       Year ended            Year ended
                                    December 31, 1999     December 31, 1998
                                    -----------------     -----------------
Revenues                              $   1,337,000            $  789,000
Net loss from continuing operations      (1,294,000)             (932,000)
Net loss per common share                     (1.73)                (4.09)


===========================================================================

     In management's opinion, the unaudited pr forma combined results of operations are not indicative of the actual results that would have occurred had the acquisition been consummated at the beginning of the period.

5. PRIVATE PLACEMENT

     On December 16, 1999, Jenkon completed a private placement of an aggregate of $4,500,000 of Convertible Promissory Notes, of which $3,735,000 was collected on December 16, 1999. Such Notes are unsecured and bear interest at an annual rate of 12% from and after January 1, 2000 and are due and payable in full on or before April 1, 2000. Accrued interest is payable on February 1, 2000, March 1, 2000 and at maturity.

     The principal balance of the Notes are automatically converted into Common Stock of the Company at a conversion rate of $1.00 per share at such time as the Jenkon's stockholders have approved the issuance of such conversion shares.

     Original issue discount of $4,500,000 has been recorded for the difference between the reported market price of Jenkon's Common Stock when the Convertible Promissory Notes were issued and the Convertible Promissory Notes conversion price of $1.00 per share. The original issue discount will be amortized on a straight-line basis from the issue date to the expected date the Notes are to be converted and reported as interest expense in the statement of operations.

6.   INCOME TAXES

     Due to the significant operating losses incurred by the Company for the years ended December 31, 1999 and 1998, the Company has recorded a 100% valuation allowance on its net deferred tax assets since management cannot determine whether it is more likely than not that the deferred tax assets may be realized.

7.   RELATED PARTY TRANSACTIONS

     At December 31, 1999, the Company agreed to forgive a receivable due from an officer of $116,573 and issue 50,000 shares of common stock valued at $228,450. This aggregate amount is recorded as acquisition expense on the consolidated statement of operations.

     During December 1999, the company paid to Jenetek, LLC, a Company owned and operated by a Board Member of the Company, consulting fees above and beyond the monthly amount set forth in the consulting agreement.

8.   FINANCIAL VIABILITY

     The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and the liquidation of liabilities in the normal course of business. The appropriateness of using the going concern basis is dependent upon, among other things, the adequate resolution of the Company's near and long term liquidity needs. Although the Company raised capital through the private placement described above, it has and continues to experience negative cash flow. The Company's ability to continue as a going concern may be dependent on its ability to raise future capital and generate positive cash flow from operations. The consolidated financial statements do not include any adjustments relating to the Company's ability to continue as a going concern.

     In the event the shareholders approve the conversion of the Series B and C preferred stock and the convertible promissory notes, the Company believes it will have sufficient capital to meet its cash flow requirements for at least the next twelve months.

9.   FUNCTIONAL CURRENCY

     The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar and Management therefore considers the functional currency to be the U.S. dollar.

10.  INVENTORY

     Inventory is valued at the lower of cost or market on a FIFO (first in, first out) basis and the balance at December 31, 1999 is as follows:


Raw materials        $360,000
Work in process       210,000
Finished goods         80,000
                     --------
                     $650,000
                     ========

11.  SHORT-TERM INVESTMENTS

     Short-term investments are deposits with banks that have an initial maturity of three months or less.

12. PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost and are depreciated on a straight-line basis over their estimated useful lives which range from approximately 3 to 15 years. Leasehold improvements are amortized on a straight line basis over the shorter of their lease term or estimated useful lives.

     The balance at December 31, 1999 is as follows:


Computer equipment                 $230,775
Furniture and fixtures               69,560
Machinery                            16,917
Vehicles                             51,340
                                   --------
                                    368,592
Less accumulated depreciation       125,743
                                   --------
                                   $242,849
                                   ========

13.  COMPREHENSIVE INCOME

     Components of comprehensive loss included in the Consolidated Statement of Stockholders' Equity are as follows:


                                               Year ended            Year ended
                                           December 31, 1999     December 31, 1998
---------------------------------------------------------------------------------
Net loss                                       $ 887,633             $ 428,051
Foreign currency translation                      13,119                    --
                                               ---------             ---------
Comprehensive loss                             $ 900,752             $ 428,051
                                               =========             =========

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                           STATEMENTS OF OPERATIONS OF

                   JENKON INTERNATIONAL, INC. AND SUBSIDIARIES

          Introduction of Pro Forma Combined Condensed Statements of Operations (Unaudited)

          Pro Forma Combined Condensed Statements of Operations (Unaudited)

          Notes to Pro Forma Combined Condensed Statements of Operations (Unaudited)

Introduction to Pro Forma Combined Condensed Statements of Operations
(Unaudited)

     On December 16, 1999, Jenkon International, Inc. ("Jenkon") entered into a Stock Exchange Agreement and Plan of Reorganization (the "Agreement") with Multimedia KID - Intelligence in Education Ltd., ("MMKid"), an Israeli-based interactive educational company (together referred to as the "Company"), and the stockholders of MMKid pursuant to which the Company acquired 100% of the outstanding capital stock of MMKid in exchange for the following consideration:

          840,000 shares of Jenkon Common Stock,

          1,208,000 shares of Jenkon Series B Preferred Stock, and

          1,208,000 shares of Jenkon Series C Preferred Stock.

     The Series B and Series C Preferred Stock will be convertible into an aggregate of 24,160,000 shares of Jenkon Common Stock and will have no voting or conversion rights unless and until the stockholders of Jenkon have approved the conversion rights of the Series B and Series C Preferred Stock. Upon such stockholder approval, (i) the Series B Preferred Stock will automatically convert into 12,080,000 shares of Common Stock, and (ii) the Series C Preferred Stock will have voting rights on an as-converted basis and will be convertible into an aggregate of 12,080,000 shares of Common Stock at such time as the revenues of MMKid (as a stand alone entity) exceed $1,700,000 for any 12 month period subsequent to December 16, 1999. In the event the annual revenue target is not reached by December 31, 2001, the Series C Preferred Shares will be cancelled.

     Assuming all shares of Series B and Series C Preferred Stock and the Convertible Promissory Notes described below are converted into Common Stock, the former stockholders of MMKid would hold approximately 73% of the Company's fully-diluted Common Stock. In the event that Jenkon stockholder approval of the grant of conversion rights to the Series B and Series C Preferred Stock is not obtained on or prior to March 31, 2000 or such later date as agreed to by Series B and Series C Preferred stockholders, the shares of Series B and Series C Preferred Stock will be redeemable at the option of the holders thereof at a price of $10 per share for a total redemption price of $24,160,000.

     As the former shareholders of MMKid will control the Company after the acquisition, this business combination will be accounted for as a reverse acquisition transaction under which MMKid is deemed for accounting purposes to be the acquirer and Jenkon the acquired entity. Under these accounting principles, the Company's combined consolidated financial statements will represent MMKid on a historical basis consolidated with the results of operations of Jenkon from the date of acquisition. The purchase price exceeded the fair value of net assets acquired by approximately $7.6 million, adjusted for the effects of discontinued operations which reflects a purchase price adjustment and reduction of goodwill. The remaining goodwill will be amortized on a straight-line basis over 5 years.

     Preceding the agreement, Jenkon completed a private placement of an aggregate of $4.5 million of Convertible Promissory Notes. Such Notes bear interest at an annual rate of 12% from and after January 1, 2000 and are due and payable in full on or before April 1, 2000. Subsequent to the reverse acquisition and upon shareholder approval, the Company plans to execute the Conversion of the convertible promissory note into 4,500,000 shares of common stock.

     The unaudited pro forma combined condensed statements of operation illustrate the affect of the reverse acquisition and the financing transaction previously described as if they had occurred on July 1, 1998.

     The unaudited pro forma combined condensed statements of operation of Jenkon are based upon the historical financial statements of MMKid and Jenkon. These unaudited pro forma combined condensed statements of operations are not necessarily indicative of the results of operations that would have been attained had the transactions actually taken place at the date indicated and do not purport to be indicative of the effects that may be expected to occur in the future.

     The Company's Board of Directors has elected to discontinue or dispose of the operations of Jenkon's software solutions for network marketing companies involved in the direct sales industry operations.

     The accompanying unaudited pro forma combined condensed statements of operations should be read in connection with the historical financial statements of MMKid (included as item 7. A in this Form 8-K/A) and Jenkon (filed as part of Form 10-KSB for the year ended June 30, 1999) as well as Jenkon International, Inc.'s 10QSB for the period ending December 31, 1999 which was filed on February 22, 2000.

                           Jenkon International, Inc.

                          Pro Forma Combined Condensed
                      Statements of Operations (Unaudited)
                      ------------------------------------

                                                                                               Pro Forma Merger
                                                                                                 and Financing
Year Ended June 30, 1999                                  Jenkon               MMKid              Adjustments            Pro Forma
-----------------------------------------------------------------------------------------------------------------------------------
REVENUES                                               $ 6,500,045         $ 1,488,486         $ (6,500,045)2(a)        $ 1,488,486
COST OF REVENUES                                         3,500,091             595,462           (3,500,091)2(a)            595,462
                                                        ----------            --------            ---------                --------
Gross Profit                                             2,999,954             893,024           (2,999,954)                893,024

OPERATING EXPENSES:
  Selling and marketing                                  1,326,523             340,581           (1,326,523)2(a)            340,581
  Product research, development and enhancements           938,575             630,663             (938,575)2(a)            630,663
  General and administration                             3,497,337             146,692           (3,497,337)2(a)            146,692
  Acquisition expense                                           --                  --              344,713 2(c)            344,713
  Goodwill amortization                                         --                  --              159,729 2(b)            159,729
                                                        ----------            --------            ---------                --------
Total operating expenses                                 5,762,435           1,117,936           (5,257,993)              1,622,378
                                                        ----------            --------            ---------                --------
LOSS FROM CONTINUING OPERATIONS                         (2,762,481)           (224,912)           2,258,039                (729,354)

OTHER INCOME (expense)
   Interest, net                                          (510,165)            (71,491)             559,468 2(a)            (22,188)
   Other income (expense)                                  (34,161)                 --               34,161 2(a)                 --
                                                        ----------            --------            ---------                --------
LOSS FROM CONTINUING OPERATIONS                        $(3,306,807)          $(296,403)          $2,851,668               $(751,542)
                                                       ===========           =========           ==========               =========

BASIC AND DILUTED LOSS PER SHARE FROM CONTINUING OPERATIONS                                                               $   (0.39)
                                                                                                                          =========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING (basic and diluted) Note 2(e)                                              17,142,117
                                                                                                                         ==========

                  SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA
                  COMBINED CONDENSED STATEMENTS OF OPERATIONS.

                           Jenkon International, Inc.

                          Pro Forma Combined Condensed
                      Statements of Operations (Unaudited)
                      ------------------------------------

                                                                                            Pro Forma Merger
Six Months Ended                                                                              and Financing
December 31, 1999                                        Jenkon               MMKid            Adjustments               Pro Forma
====================================================================================================================================
REVENUES                                             $ 1,733,535         $ 1,266,838        $ (1,733,535)2(a)            $ 1,266,838
COST OF REVENUES                                       1,185,324             470,053          (1,185,324)2(a)                470,053
                                                     -----------         -----------        -----------------            -----------
   Gross Profit                                          548,211             796,785            (548,211)                    796,785

OPERATING EXPENSES:
  Selling and marketing                                  392,017             150,691            (392,017)2(a)                150,691
  Product research, development and enhancements         822,760             262,860            (822,760)2(a)               262,860
  General and administrative                           1,520,454              82,389          (1,520,454)2(a)                82,389
  Goodwill amortization                                       --                  --              79,864 2(b)                79,864
                                                     -----------         -----------        -----------------            -----------
Total operating expenses                               2,735,231             495,940          (2,655,367)                    575,804
                                                     -----------         -----------        -----------------            -----------
INCOME (LOSS) from continuing operations              (2,187,020)            300,845           2,107,156                     220,981

OTHER INCOME (expense)
   Interest, net                                        (672,034)                 --              2,7982  (a)
                                                                                                 674,623 2(d)                  5,387

   Other income (expense)                                  8,152                  --             (8,152) 2(a)                     --
                                                     -----------         -----------        -----------------            -----------
INCOME (LOSS) FROM CONTINUING
     OPERATIONS                                      $(2,850,902)        $   300,845          2,776,425                  $   226,368
                                                     -----------         -----------        -----------------            -----------
BASIC EARNINGS PER SHARE FROM CONTINUING OPERATIONS                                                                      $      0.01
DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS                                                                    $      0.01
                                                                                                                         ===========
BASIC WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                                                       22,003,652
DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                                                     22,045,862
                                                                                                                         ===========

  SEE ACCOMPANYING NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS.

                           Jenkon International, Inc.

                      Notes to Pro Forma Combined Condensed
                      Statements of Operations (Unaudited)
                      ------------------------------------

1.   DISCONTINUED OPERATIONS

     The Board of Directors has elected to discontinue or dispose of the operations of Jenkon's software solutions for network marketing companies involved in the direct sales industry operations. An adjustment is made to remove the results of operations, as the business is considered a discontinued operation for accounting purposes.

2.   PRO FORMA ADJUSTMENTS

(a) Elimination of the discontinued software solutions for network marketing companies involved in the direct sales industry operations.

(b)  To record amortization of goodwill related to reverse acquisition.

(c) To record the forgiveness of a receivable due from officer of $116,573 and the issuance of 50,000 shares of common stock valued at $228,450. Both expenses relate to a severance package directly associated with the acquisition.

(d) To eliminate amortization of original issue discount on the $4,500,000 convertible debt due, the amount being a material non-recurring charge which will be expensed within twelve months. (Note 3)

(e) The weighted average number of shares outstanding represents Jenkon's actual weighted average number of shares for the period presented increased by the shares issuable on completion of the pro forma adjustments as described above. Per share information is presented as if the common shares issuable were issued at the beginning of July 1998.

3.   MATERIAL NONRECURRING CHARGES

     The following material nonrecurring charges, and related tax effects, which result directly from the reverse acquisition and will be included in the Statement of Operations within the twelve months following the reverse acquisition are not reflected in the accompanying pro forma condensed Statement of Operations.

     (i) Amortization of original issue discount of $4,500,000 related to the Convertible Promissory Notes.

    (ii) Compensation expense related to Preferred Series C shares measured as the difference (if any) between the market value of common stock on the issuance date issued to the series C shareholders and the $833,809 recorded on the Balance Sheet.

    (iii) Interest at 12% on the Convertible Promissory notes for January 2000 through March 2000 which totals $135,000.

4.   EARNINGS (LOSS) PER COMMON SHARE

     The Company computes loss per common share under SFAS No. 128, "Earnings Per Share," which requires presentation of basic and diluted earnings (loss) per share. Basic earnings (loss) per common share is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings (loss) per common share reflects the potential dilution that could occur if securities or other contracts, such as stock options, to issue Common Stock were exercised or converted into Common Stock. The numerator in calculating basic and diluted loss per share is reported net loss or net income. The denominator is based on the weighted-average number of 22,003,652 for basic and 22,045,862 for dilutive for the six months ended December 31, 1999. The difference between basic and dilutive weighted-average common shares results from the assumption that dilutive stock options outstanding were exercised.

     As a result of the December 16, 1999 reverse acquisition, Jenkon issued 840,000 shares of Common Stock in exchange for 5,375 shares of MMKid Common Stock. This has been treated as a stock split of 156.28 for 1 and is retroactively reflected for all periods presented.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    JENKON INTERNATIONAL, INC.
                                    (Registrant)

February 22, 2000                   /s/ DAVID A. EDWARDS
---------------------               ---------------------------------------
Date                                Chief Executive Officer, Interim Chief
                                    Financial Officer, Chairman and Director

February 22, 2000                   /s/ J. ROBERT CAVITT
---------------------               ---------------------------------------
Date                                President

February 22, 2000                   /s/ CLIFFORD DEGROOT
---------------------               ---------------------------------------
Date                                Controller and Principal Accounting
                                    Officer